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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        FIRSTFED AMERICA BANCORP, INC.
                        ------------------------------
            (Exact name of registrant as specified in its charter)


DELAWARE                                           04-3331237
--------                                           ----------
(state of incorporation or organization)           (IRS Employer Identification
                                                   No.)


One North Main Street, Fall River, Massachusetts   02720
------------------------------------------------   -----
(Address of principal executive offices)           (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:

                   COMMON STOCK,  PAR VALUE  $.01 PER SHARE
                   ----------------------------------------
                               (Title of class)



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Item 1. Description of Registrant's Securities to be Registered.

      Incorporated by reference to the portion of the Prospectus under the heading -"Description of Capital Stock of the Company," filed on September 27, 1996 as part of the Registrant's Registration Statement on Form S-1, No. 333-12855. (See Exhibit 3 of Item 2).

Item 2. Exhibits.

      1. Copy of security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-1, No. 333-12855, filed on September 27, 1996.

      2. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Certificate of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-12855, filed on September 27, 1996.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-12855, filed on September 27, 1996.

            (c)   Amended Plan of Conversion

                  Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-12855, filed on September 27, 1996.

      3. Copy of the portion of the Prospectus entitled "Description of Capital Stock of the Company," filed on September 27, 1996 as part of the Registrant's Registration Statement on Form S-1, No. 333-12855.



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CONFORMED

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      FIRSTFED AMERICA BANCORP, INC.
                                      ------------------------------
                                           (Registrant)

                                      Date: October 10, 1996



                                      By:   /s/ Robert F. Stoico
                                            --------------------
                                            Robert F. Stoico
                                            President, Chief Executive Officer,
                                            Director and Chairman of the Board